UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 13, 2008, Argo Group International Holdings, Ltd. (the “Company”) executed an employment agreement (the “Agreement”) with Jay Bullock, the Company’s Executive Vice President and Chief Financial Officer. The Agreement by its terms became effective on May 13, 2008 and terminates on May 31, 2011. The Agreement provides that Mr. Bullock will receive an annualized base salary of $450,000 less applicable withholding and deductions (the “Base Salary”). The Company will review the Base Salary annually and may increase (but not decrease) it. Mr. Bullock will also be eligible to receive bonuses under the Company’s bonus plans at the Company’s discretion.

In the event that the Company terminates Mr. Bullock for Cause (as defined in the Agreement) he will receive his Base Salary and any benefits accrued as of the date of termination, and he will not be entitled to any other benefits except as required by law.

If the Company terminates Mr. Bullock without Cause or for Disability (as defined in the Agreement), or if Mr. Bullock terminates for Good Reason (as defined in the Agreement), Mr. Bullock will continue to receive the Base Salary accrued through the date of termination and an additional payment six months after the termination date equal to either the Base Salary or, if such termination is after the date of the occurrence of a Change of Control (as defined in the Agreement), two times the Base Salary. In addition, Mr. Bullock shall also be eligible for continuation of benefits until he obtains reasonably equivalent employment or for one year from the date of termination (extending to two years if the termination occurred after the date of the occurrence of a Change of Control), whichever is earlier. The Agreement also provides for tax gross-up payments to reimburse Mr. Bullock for any excise tax he may incur under Section 409A and 4999 of the Internal Revenue Code of 1986, as amended.

If the Agreement terminates due to Mr. Bullock’s death, Mr. Bullock’s estate will receive the Base Salary accrued through the date of his death and any bonus Fully-Earned (as defined in the Agreement) through the date of his death, and a lump sum payment in cash or common stock (at the Company’s option) equal to the net value of all unvested equity awards.

The Agreement contains certain confidentiality provisions.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms and conditions of the Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Executive Employment Agreement, effective May 13, 2008, between Argo Group International Holdings, Ltd. and Jay Bullock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
Dated: May 16, 2008		Name:	Jay S. Bullock
		Title:	Executive Vice President and Chief Financial Officer